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                                   Exhibit 21

                         Subsidiaries of the Registrant

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                            Percentage           State of
                                                                                of            Incorporation
                Parent                             Subsidiary               Ownership        or Organization
                ------                             ----------               ----------       ---------------

LSB Financial Corp.                  Lafayette Savings Bank, FSB               100%              Federal

Lafayette Savings Bank, FSB          L.S.B. Service Corporation                100%              Indiana

Lafayette Savings Bank, FSB          Lafayette Insurance and                   100%              Indiana
                                     Investments, Inc.
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         The financial statements of LSB Financial Corp are consolidated with those of its subsidiaries.